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                                                                     EXHIBIT 4.1


         CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 9, 2000, among HEARx Ltd., a Delaware corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company, shares of the Company's Series I Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), which are convertible into shares of the Company's common stock, par value $.10 per share (the "Common Stock").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1      The Closing.

                  (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase 500 shares of Preferred Stock (the "Shares") for an aggregate purchase price of $5,000,000. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                           (ii)     At the Closing, the parties shall deliver or
shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) stock certificates, registered in the name of such Purchaser, representing a number of Shares equal to the quotient obtained by dividing the purchase price indicated below such Purchaser's name on the signature page to this Agreement by 10,000, (2) a Common Stock purchase warrant, in the form of Exhibit D, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire a number of shares of Common Stock equal to 15% of such Purchaser's purchase price for the Shares being acquired by it, divided by the Per Share Market Value (as defined below) (collectively, the "Warrants"), (3) the legal opinion of Bryan Cave LLP, outside counsel to the Company in the form of Exhibit C, (4) an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B (the "Registration Rights Agreement") and (5) a copy of the Transfer Agent Instructions, in the form of Exhibit E, delivered to and acknowledged by the Company's transfer agent (the "Transfer Agent Instructions"); and (B) each Purchaser shall deliver to or as directed by the Company (1) the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account




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designated in writing by the Company for such purpose, and (2) an executed copy of this Agreement and the Registration Rights Agreement.

                  1.2 Terms of Preferred Stock. The Preferred Stock shall have the rights, preferences and privileges set forth in Exhibit A, and shall be incorporated into a Certificate of Designation (the "Certificate of Designation") to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in form and substance mutually agreed to by the parties.

                  1.3 Certain Defined Terms. For purposes of this Agreement, "Original Issue Date," "Trading Day" and "Per Share Market Value" shall have the meanings set forth in Exhibit A; "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or the State of Florida are authorized or required by law or other governmental action to close; "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

                  (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in
Schedule 2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Transfer Agent Instructions or the Warrants (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").



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                  (b)      Authorization; Enforcement. The Company has the
requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

                  (c) Capitalization. The number of authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as disclosed in Schedule 2.1(c), the Company owns all of the capital stock of each Subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Shares and the Warrants and except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

                  (d) Issuance of the Shares and the Warrants. The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has on the date hereof and will, at all times while the Shares and the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of the Shares and the Warrants, to enable the Company to perform its conversion, exercise and other obligations under this Agreement, the Certificate of Designation and the Warrants. Such number of reserved and available shares of Common Stock is not less than the sum of (i) 175% of the number of shares of Common Stock which would be issuable upon conversion in full of the Shares on the Closing Date, assuming that the Shares are outstanding for three years and that such conversion occurred on the Original Issue Date but that the conversion price for such calculation is the Variable Conversion Price (as defined in the Certificate of Designation), and
(ii) the number of shares of Common Stock issuable upon exercise of the Warrants (such number of shares of Common Stock as contemplated in clauses (i)-(ii), the "Initial Minimum"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Shares and the Warrants. The shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants are collectively referred to herein as the "Underlying Shares." The Shares, the Warrants and the Underlying Shares are collectively referred to herein as the "Securities." When issued in accordance with the Certificate of Designation and the Warrants,



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the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

                  (f) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designation with the Secretary of State of Delaware, (ii) the filings required pursuant to Section 3.9, (iii) the filing with the Securities and Exchange Commission (the "Commission") of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers (the "Underlying Shares Registration Statement"), (iv) the application(s) to the American Stock Exchange ("AMEX") for the listing of the Underlying Shares for trading on the AMEX (and with any other national securities exchange or market on which the Common Stock is then listed) in the time and manner required thereby, (v) applicable Blue Sky filings and (vi) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specified in the SEC Documents (as defined below) there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or



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foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities; (ii) could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; (ii) neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving (A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty; (iv) the Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement); (v) there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clause (i), (ii) or
(iii) above, except as could not individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

                  (i) Private Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (j) SEC Documents; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been



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filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved "GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since December 31, 1999, except as specifically disclosed in the SEC Documents or in Schedule 2.1(j), (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and
(y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

                  (k) Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) Certain Fees. Except for certain fees payable to Jesup & Lamont Securities Corporation by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                  (m) Solicitation Materials. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (n) Form S-3 Eligibility. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.



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                  (o)      Seniority. Except as set forth on Schedule 2.1(c), no
class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation or dissolution, or otherwise.

                  (p) Listing and Maintenance Requirements Compliance. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the AMEX or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  (q) Patents and Trademarks. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could reasonably be expected to have or result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person, to the best knowledge of the Company. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (r) Registration Rights; Rights of Participation. Except as set forth on Schedule 6(b) to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. No Person, has any right of first refusal, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

                  (s) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (t) Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the



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Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (u) Tax Matters. The Company and its subsidiaries have timely prepared and filed all tax returns required to have been filed by the Company and its subsidiaries with all appropriate governmental agencies and timely paid all taxes owed by them, except as set forth on Schedule 2.1(u) with respect to those taxes that the Company is contesting in good faith by appropriate proceedings or as to which the Company has set aside adequate reserves determined in accordance with generally accepted accounting principles and stated in its financial statements. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or its subsidiaries nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company and its subsidiaries are required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any subsidiary and any other corporation or entity.

                  (v) Environmental Matters. To the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim could individually or in the aggregate could reasonably be expected to have or result in a Material Adverse Effect; and to the Company's knowledge, there is no pending investigation that could reasonably be expected to lead to such a claim.

                  (w) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (x) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information regarding the Company, the Subsidiaries or their respective businesses that might constitute material non-public information for a period of more than ten Business Days following the Closing Date. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or



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omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Shares and its Warrant, it was, and at the date hereof it is, and at each exercise date under its Warrant, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered NASD broker-dealer.

                  (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of such Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to



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enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (h) Ownership of Common Stock. Prior to the Closing Date, such Purchaser does not have a long or short position in the Common Stock.

                  (i) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Shares and exercise of the Warrants or other issuances of Underlying Shares as contemplated hereby, by the Certificate of Designation or the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act and available for use by the Selling Shareholders thereunder to dispose of Underlying Shares or, in the event there is not an effective Underlying Shares Registration Statement or it is not available for use by the Selling Shareholders to dispose of Underlying Shares at such time, if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Underlying Shares Registration Statement is declared effective by the Commission (the "Effective Date"). The Company agrees that, in the event any Underlying Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three Trading Days after request therefor by a Purchaser, provide such Purchaser with a certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend would not have been required under this Section 3.1(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

         3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (ii) exercise of the Warrants in accordance with their terms, will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (y) exercise of the Warrants pursuant to the terms thereof, is unconditional and absolute, subject to the limitations set forth herein, in the Certificate of Designation or pursuant to the Warrants, regardless of the effect of any such dilution.

         3.3 Furnishing of Information. As long as the Purchasers own the Shares or Warrants, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to sell Underlying Shares under Rule 144 upon notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the AMEX.

         3.5 Increase in Authorized Shares. If on any date the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing (i) 175% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Shares and (ii) the number of Underlying Shares issuable upon exercise in full of the Warrants (the "Current Required Minimum"), in either case, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, conversion exercise and reservation of shares obligations as set forth in this Agreement, the Certificate of Designation and the Warrants (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and (y) the Current Required Minimum, is deemed for purposes hereof to be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and the 90th day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.

         3.6 Reservation and Listing of Underlying Shares. (a) The Company shall (i) in the time and manner required by AMEX and such other exchange, market or quotation system on which the Common Stock is traded, prepare and file with the AMEX (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing in the AMEX (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon conversion in full of the then outstanding Shares and upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with AMEX (and any such other required exchanges), then the Company promptly shall take the necessary actions to list within three Business Days a number of Underlying Shares as equals no less than the then Current Required Minimum.

                  (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon the conversion of the Shares in full and upon exercise in full of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants, respectively, in such amount as may be required to fulfill its obligations in full under the Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

         3.7 Conversion and Exercise Procedures. The Transfer Agent Instructions, Conversion Notice (as defined in the Certificate of Designation) and Notice of Exercise under the Warrants set forth the totality of the procedures with respect to the conversion of the Shares and exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent to enable the Purchasers to convert their Shares and exercise their Warrants as contemplated in the Certificate of Designation and the Warrants (as applicable).

         3.8 Right of First Refusal; Subsequent Registrations. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities including the issuance of any debt or other instrument at any time over life thereof convertible into or exchangeable for Common Stock, or any other transaction intended to be exempt or not subject to registration under the Securities Act (a "Subsequent Placement") for a period of 180

Trading Days after the Effective Date, provided, that such 180 Trading Day period shall be extended for the number of Trading Days during such period (A) in which trading in the Common Stock is suspended by the AMEX or such market or quotation system on which the Common Stock is then listed, or (B) during which the Underlying Shares Registration Statement is not effective, or (C) during which the prospectus included in the Underlying Shares Registration Statement may not be used by the holders thereof for the resale of Underlying Shares, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company,
(ii) shares of Common Stock issuable upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible securities of the Company, in each case disclosed in Schedule 2.1(c), (iii) shares of Common Stock issuable upon conversion of Shares and upon exercise of the Warrants in accordance with the Certificate of Designation or the Warrants, and
(iv) shares of Common Stock, or other securities of the Company that are convertible into or exchangeable for shares of Common Stock, at a fixed price per share in excess of the Initial Conversion Price (as defined in Exhibit A) (the requirement for a "fixed" price shall not have been met if, over the life of the securities offered, other than customary equitable adjustments to conversion or exchange prices as a result of stock splits or reverse splits of the Common Stock, there is any ability for (1) an adjustment or reset to the purchase price, exchange price or conversion price of the securities offered, or
(2) the issuance of additional shares of Common Stock or other securities to the holder of the offered securities based upon the market price of the Common Stock or other conditions), unless (A) the Company delivers to each of the Purchasers a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) such Purchaser shall not have notified the Company by 5:00 p.m. (New York City time) on the tenth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of their intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro-rata portion of the aggregate number of Shares purchased by such Purchaser under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

                  (b) Except for (x) Underlying Shares, (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to
Schedule 6(b) of the Registration Rights Agreement to be registered, in the Underlying Shares Registration Statement in accordance with the Registration Rights Agreement, and (z) Common Stock permitted to be issued pursuant to paragraph (a)(i) - (iii) of Section 3.8(a), the Company shall not, for a period of not less than 90 Trading Days after the Effective Date, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register any securities of the Company. Any days after the Effective Date that a Purchaser is unable to sell Underlying Shares under the Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

         3.9 Certain Securities Laws Disclosures; Publicity. The Company shall: (i) within two Business Days of the Closing Date issue a press release acceptable to the Purchasers disclosing the transactions contemplated hereby,
(ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers. No such press release or Form D may be made that mentions the Purchasers by name without the prior consent of the Purchasers. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, regarding such transactions without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

         3.10 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle outstanding litigation.

         3.11 Reimbursement. If any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or solely as a result of having been a Purchaser of the transactions contemplated by Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or entity in connection with the transactions contemplated by this Agreement.

         3.12 Shareholders Rights Plan. The Company will not, directly or indirectly, make any claim, and will not enforce any claim by any Person, that any Purchaser by virtue of receiving Securities (including Underlying Shares) under the Transaction Documents (a) is an "Acquiring Person" under any shareholders rights plan or similar agreement of the Company now in existence or hereafter created or (b) has triggered the provisions of such plan or agreement. By its execution and delivery of this Agreement to the Purchasers, the Company shall have approved the acquisition of Common Stock by the Purchasers so that the Purchasers will not be "Acquiring Persons" under the Company's Shareholders Rights Plan and accompanying Rights Agreement, dated December 14, 1999 by virtue of the acquisition.

         3.13 Certain Trading Restrictions. For so long as it holds Shares of the Preferred Stock, each Purchaser agrees that it will not enter into any Short Sales (as defined herein). For purposes hereof, a "Short Sale" by a Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by a Purchaser, Underlying Shares issuable upon conversions of Preferred Stock (including dividends thereon) or exercises of Warrants (as the case may be) for which a Conversion Notice (as to Preferred Stock) or Form of Election to Purchase (as to Warrants) has been delivered in accordance with such instrument shall be deemed to be held long by such Purchaser.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1 Fees and Expenses. At the Closing, the Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $15,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amount contemplated in the immediately preceding sentence, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

                  4.2 Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto and the Transfer Agent Instructions contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

                  4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, against electronic confirmation thereof, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 8:00 p.m. (New York City time) on any date, against electronic confirmation thereof, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:              HEARx Ltd.
                                         1250 Northpoint Parkway
                                         West Palm Beach, FL 33407
                                         Facsimile No.: (501) 688-8883
                                         Attn:  Chairman

         With copies to:                 Bryan Cave LLP
                                         700 Thirteenth Street, N.W.
                                         Suite 700
                                         Washington, DC  20005-3960
                                         Facsimile No.: (202) 508-6200
                                         Attn: LaDawn Naegle, Esq.

         If to a Purchaser:              To the address set forth under such
                                         Purchaser's name on the signature pages
                                         hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

                  4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                  4.8 Governing Law. The corporate laws of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

                  4.9 Survival. The representations and warranties contained herein shall survive until the expiration of the third anniversary following the Closing. The agreements and covenants contained herein shall survive the Closing and the delivery and conversion or exercise (as the case may be) of the Shares and the Warrants until the expiration of the applicable statute of limitations (if any) therefor.

                  4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  4.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party will be entitled to seek specific performance of the obligations of the other party(s) under the Transaction Documents. The Company and each of the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  4.13 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                              HEARX LTD.

                              By: /s/ Paul A. Brown
                                  -----------------
                               Name: Paul A. Brown, M.D.
                               Title: Chairman and Chief Executive Officer


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                                 ADVANTAGE FUND II LTD.

                            By:  /s/  Donald R. Morken
                                 ---------------------
                                 Name:  Donald R. Morken
                                 Title: President

                            Purchase Price for Shares to be
                            acquired at Closing:                $5,000,000

                            Address for Notice:

                            c/o CITCO
                            Kaya Flamboyan 9
                            Curacao, Netherlands Antilles
                            Facsimile: 011-599-9732-2008
                            Attention: W.R. Weber

                            With copies to:

                            Genesee International Inc.
                            10500 NE 8th Street
                            Suite 1920
                            Bellevue, WA 98004
                            Facsimile: (425) 462-4645
                            Attention: Christopher Purrier

                            Robinson Silverman Pearce Aronsohn &
                            Berman LLP
                            1290 Avenue of the Americas
                            New York, NY  10104
                            Facsimile No.:  (212) 541-4630 and (212) 541-1432
                            Attn:  Eric L. Cohen, Esq.